Registration No. 333-166454

UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

Post-Effective Amendment No. 1 to Form S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Rich Star Development Corporation

(Exact name of Registrant as specified in its charter)

Nevada	2000	42-1769584
(State or other jurisdiction ofincorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. EmployerIdentification Number)

10300 Charleston Blvd., Las Vegas, NV	89135	(702) 722-0865
(Address of principal executive offices)	(Zip Code)	(Telephone Number)

ASPEN ASSET MANAGEMENT LLC

6623 Las Vegas Blvd South, Suite 255

Las Vegas, NV 89119

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

COPIES OF COMMUNICATIONS TO:

Joe Laxague

Cane Clark LLP

3273 E Warm Springs Rd.

Las Vegas, NV 89120

Ph: (702) 312-6255

Email: jlaxague@caneclark.com

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE		PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE(3)
Common Stock	2,000,000	$0.05	(1)	$100,000	$7.13	(2)

(1) This price was arbitrarily determined by our Directors. The selling shareholders will be offering the securities for $0.05 per share until such time as our common stock is traded on the FINRA Over-The-Counter Bulletin Board.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

(3) The Registrant previously paid a registration fee of $7.13 in connection with the filing of the initial registration statement on Form S-1 (No. 333-166454) filed with the Securities and Exchange Commission on May 3, 2010.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

Explanatory Note

The Registrant files this post-effective amendment number one to its Registration Statement on Form S-1/A (No. 333-166454) as filed with the Securities and Exchange Commission on March 22, 2011. This amendment:

1.	Includes the audited financial statements for the fiscal years ended December 31, 2013 and 2012 filed with the Registrant’s Annual report on Form 10-K with the Securities and Exchange Commission on March 31, 2014 and the Registrant’s unaudited financial statements for the three months ended March 31, 2014 filed with the Registrant’s Quarterly Report on Form 10-Q with the Securities and Exchange Commission on May 14, 2014; and

2.	Includes the audit report of our current certifying accountant, LL Bradford and Company, LLC, for the fiscal years ended December 31, 2013 and 2012; and

3.	Updates information related our officers and directors, results of operations, and other items as appropriate

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SUBJECT TO COMPLETION, Dated June 20, 2014

PROSPECTUS

Rich Star Development Corporation

2,000,000

SHARES OF COMMON STOCK

INITIAL PUBLIC OFFERING

___________________

The selling shareholders named in this prospectus are offering up to 2,000,000 shares of common stock offered through this prospectus. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities. We will use our best efforts to maintain the effectiveness of the resale registration statement from the effective date through and until all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144 promulgated under the Securities Act of 1933.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.05	None	$0.05
Total	$100,000	None	$100,000

Our common stock is quoted on the Financial Industry Regulatory Authority’s OTC Bulletin Board (“OTCBB”) under the symbol “RCHR.” Because we have not had an active trading market of our common stock, however, we have set an offering price for these securities of $0.05 per share.  If our common stock becomes actively traded on the OTCBB, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section of this Prospectus entitled "Risk Factors."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is June 20, 2014

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Summary

Rich Star Development Corporation

Rich Star Development Corporation (“the Company”) is a start-up wholesale distribution company that plans to import and source locally, products in the food service business, including food products, paper and janitorial products and restaurant utensils and equipment. The Company’s initial customers expect to include the restaurant and hospitality industries as well as small retail grocery stores.  The Company has no current plans, proposals or arrangements, written or otherwise, to seek a business combination with another entity in the near future.

Our fiscal year end is December 31.

Rich Star Development Corporation (the Company), was incorporated in the state of Nevada on May 29, 2009.

Our principal offices are located at 10300 Charleston Blvd., Las Vegas, NV 89135

Our resident agent is Aspen Asset Management LLC, 6623 Las Vegas Blvd South, #255, Las Vegas, NV 89119

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The Offering

Securities Being Offered	Up to 2,000,000 shares of our common stock.
Offering Price and Alternative Plan of Distribution	The offering price of the common stock is $0.05 per share. We are quoted on the OTCBB under the symbol “RCHR” but do not currently have an active trading market. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.
Minimum Number of Shares To Be Sold in This Offering	None
Securities Issued and to be Issued	3,500,000 shares of our common stock are issued and outstanding as of June 20, 2014. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	December 31, 2013 (audited)	March 31, 2014 (unaudited)
Cash	$0	$0
Total Assets	0	0
Liabilities	58,517	67,022
Total Stockholder’s Deficit	58,517	67,022

Statement of Operations	For the year ended December 31, 2013 (audited)	For the quarter ended March 31, 2014 (unaudited)
Revenue	$0	$0
Net Loss for Reporting Period	$(26,588)	(8,694)

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  Currently, shares of our common stock are not publicly traded.  In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Please note that throughout this report, the words "we", "our" or "us" refer to Rich Star Development Corporation and not to the selling stockholders.

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Risks Related To Our Financial Condition and Business Model

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date and have never generated revenue. Therefore, we have a limited operating history upon which to evaluate the merits of investing in the Company. Because we are in the early stages of operating our business, we are subject to many of the same risks inherent in the operation of a business with a limited operating history, including the potential inability to continue as a going concern.

We are dependent on Outside financing for continuation of our operations.

Because we have never generated revenue and currently operate at a significant loss, we are completely dependent on availability of financing in order to commence implementation of our business. There can be no assurance that financing sufficient to enable us to commence our operations will be available to us in the future. Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, investors in the Company could lose their entire investment.  If we fail to raise sufficient financing, we do not have sufficient cash to commence operations.

We may not be able to compete successfully.

We compete against numerous competitors and others in the business, many of which are larger and have greater financial resources and better access to capital markets than us. We compete on the basis of a complete package of products we will offer to our customers, as well as management’s reputation for fair pricing and quality. We also compete with other owners and operators for buyers of the products we manufacture.

There can be no assurance that any competitors will not develop and offer products similar or even superior to, the products which we offer. Such competitiveness is likely to bring both strong price and quality competition to the sale of our products. This will mean, among others things, increased costs in the form of marketing and customer services, along with a reduction in pricing in sales. Generally, this will have a significant negative effect on our business.

We believe that our ability to compete successfully in our market depends on a number of factors, including market presence, the adequacy of our customer support services, our competitors, our referral sources, and industry and general economic trends. There can be no assurance that we will have the financial resources, technical expertise or marketing and support capabilities to compete successfully.

Our operating results and revenue may be subject to fluctuations caused by many economic factors associated with our industry and the markets for our products and services which, in turn, may individually and collectively affect our revenue, profitability and cash flow in adverse and unpredictable ways.

Quarterly and annual results of operations may be affected by a number of factors, associated with our industry and the markets for our products and services, including those listed below, which in turn could adversely affect our revenue, profitability and cash flow in the future.

Our operating results may vary and may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. These factors include the following:

•	the size, timing and shipment of individual orders for our products;

•	changes in our operating expenses;

•	the timing of personnel departures and new hires and the rate at which new personnel become productive;

•	the timing of the introduction or enhancement of our products and our competitors’ products;

•	customers deferring their orders in anticipation of the introduction of new products by us or our competitors;

•	market acceptance of new products;

•	changes in the mix of products sold;

•	changes in product pricing, including changes in our competitors’ pricing policies;

•	development and performance of our direct and indirect distribution channels and changes in the mix of vertical markets to which we sell our products;

•	the amount and timing of charges relating to restructurings and the impairment or loss of value of some of our assets, especially goodwill and intangible assets; and

•	general economic conditions.

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During times when the global economy experiences weakness or uncertainty, we may have difficulty selling our products and services.

The global economy can be volatile, and an economic slowdown can have serious negative consequences for our business and operating results. For example, during a period of economic weakness or uncertainty, current or potential customers may defer purchases, go out of business or have insufficient capital to buy or pay for our products and services.

We depend heavily on key, talented employees in a competitive labor market.

Our success depends on our ability to attract, motivate and retain skilled personnel especially in the areas of management and sales. We compete with other companies for a small pool of qualified employees. We may not be able to hire and retain the employees we need.

If we are unable to raise sufficient investment capital to recruit and retain qualified personnel, it could have a material adverse effect on the implementation of our business plan and operating results.

Our success depends in large part on the continued services of our two executive officers. The loss of these people, especially without advance notice, could have a material adverse impact on the implementation of our business plan and our results of operations thereafter. It is also very important that we attract and retain highly skilled personnel. Unless we raise sufficient investment capital, we could be unable to recruit, train and retain employees. If we cannot attract and retain qualified personnel due to our lack of resources, it could have a material adverse impact on the implementation of our business plan and operating results.

If we are unable to develop and implement our business plan, it could have a material adverse impact on our business.

Our success depends on our development of a more specific business plan and then its resulting implementation.  Currently, our business plan to be a wholesale distributor in the food and food services arena lacks certain specificity as to where we plan to operate, how we will locate and engage suppliers, how we will market our products, how we plan to initiate sales, and how much investment financing we need to implement our business plan. It is very important that we develop our business plan with more specificity in order to implement it with success. If we cannot develop our business plan with more specificity, it could have a material adverse impact on our ability to implement our business plan and our operating results.

If we do not obtain additional financing our business will fail

Failure to Achieve and Maintain Internal Controls in Accordance with Sections 302 and 404(a) of the Sarbanes-Oxley Act of 2002 Could Have A Material Adverse Effect on Our Business and Stock Price.

If we fail to maintain adequate internal controls or fail to implement required new or improved controls, as such control standards are modified, supplemented or amended from time to time; we may not be able to assert that we can conclude on an ongoing basis that we have effective internal controls over financial reporting. Effective internal controls are necessary for us to produce reliable financial reports and are important in the prevention of financial fraud.  If we cannot produce reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and there could be a material adverse effect on our stock price.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our financial statements as of December 31, 2013 have been prepared under the assumption that we will continue as a going concern for the year ending December 31, 2014. Our independent registered public accounting firm has issued a report dated March 31, 2014 that included an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern without additional capital or financing becoming available. Our ability to continue as a going concern ultimately depends on our ability to generate a profit which is likely dependent upon our ability to obtain additional equity or debt financing, attain further operating efficiencies and, ultimately, to achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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Risks Related To Our Common Stock

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	additions or departures of key personnel;

•	sales of our common stock (particularly following effectiveness of the resale registration statement required to be filed in connection with the Private Placement);

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	industry developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our Common Stock.

We have never paid dividends and do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as our board of directors may consider relevant. If we do not pay dividends, a return on an investment in our common stock will only occur if our stock price appreciates.

Our common stock may be deemed a “penny stock”, which would make it more difficult for our investors to sell their shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934. The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or that have tangible net worth of less than $5.0 million ($2.0 million if the company has been operating for three or more years).  These rules require, among other things, that brokers who trade penny stock to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities are limited. Remaining subject to the penny stock rules for any significant period could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult to obtain accurate quotations, obtain coverage for significant news events because major wire services generally do not publish press releases about such companies and obtain needed capital.

Sales of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options, the market price of our common stock could fall. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

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Additional stock offerings may dilute current stockholders.

Given our expansion plans and our expectation that we may need additional capital and personnel, we may need to issue additional shares of capital stock or securities convertible or exercisable for shares of capital stock, including preferred stock, convertible debt, options or warrants. The issuance of additional capital stock may dilute the ownership of our current stockholders.

Being a public company will increase our administrative costs and may add other burdens.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, rules implemented by the Securities and Exchange Commission, or SEC, and new listing requirements of the NASDAQ National Market have required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These new rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly those serving on our audit committee.

We will be exposed to risks relating to evaluations of our internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.

As a public company, absent an available exemption, we will be required to comply with Section 404 of the Sarbanes-Oxley Act. However, we cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations. Furthermore, upon completion of this process, we may identify control deficiencies of varying degrees of severity that remain unremediated. As a public company, we will be required to report, among other things, control deficiencies that constitute a "material weakness." A "material weakness" is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. If we fail to implement the requirements of Section 404 in a timely manner, we might be subject to sanctions or investigation by regulatory agencies such as the SEC. In addition, failure to comply with Section 404 or the report by us of a material weakness may cause investors to lose confidence in our financial statements and the trading price of our common stock may decline.  If we fail to remedy any material weakness, our financial statements may be inaccurate, our access to the capital markets may be restricted and the trading price of our common stock may decline.

Forward-Looking Statements

References to “Rich Star Development Corporation”, “Rich Star”, “the Company”, “we”, “us”, and “our” refer to Rich Star Development Corporation

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements”. These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

Our common stock is quoted on the Financial Industry Regulatory Authority’s OTC Bulletin Board (“OTCBB”) under the symbol “RCHR.” Because we have not had an active trading market of our common stock, however, we have set an offering price for these securities of $0.05 per share.  If our common stock becomes actively traded on the OTCBB, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders .

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

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Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,000,000 shares of common stock offered through this prospectus. All of the shares being registered have been issued and were acquired from us by the selling shareholders in offerings that were exempt from registration pursuant to Rule 506 of Regulation D of the Securities Act of 1933 and completed in December 2009.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of June 20, 2014 including:

1.   the number of shares owned by each prior to this offering;

2.   the total number of shares that are to be offered by each;

3.   the total number of shares that will be owned by each upon completion of the offering;

4.   the percentage owned by each upon completion of the offering; and

5.   the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 3,500,000 shares of common stock outstanding on June 20, 2014.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
AI Beng Yeoh No. 15 Solok Baling, Jalan Kapar, Klang 41400, Selangor, West Malaysia	5,000	5,000	zero	zero
Mei Yan Chan D-4, 6/F, Shun Wah House, Shun Chi Court, Clear Water Bay Road, Kowloon, Hong Kong	2,000	2,000	zero	zero
Pik Kwan Chan D-4, 6/F, Shun Wah House, Shun Chi Court, Clear Water Bay Road, Kowloon, Hong Kong	2,000	2,000	zero	zero
Tommy Tak Yiu Chan D-4, 6/F, Shun Wah House, Shun Chi Court, Clear Water Bay Road, Kowloon, Hong Kong	2,000	2,000	zero	zero
Fung Ling Cheng Flat 8, 25/F, Block 1, Wong Tai Sin DMQ, 10 Sha Tin Pass Road, Wong Tai Sin Kowloon, Hong Kong	2,000	2,000	zero	zero

10

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Hon Chun Chiu D-4, 6/F, Shun Wah House, Shun Chi Court Clear Water Bay Road, Kowloon, Hong Kong	2,000	2,000	zero	zero
Alex Kar Chong Chung No.15 Solok Baling, Jalan Kapar, Klang 41400, Selangor West Malaysia	5,000	5,000	zero	zero
Mandy Kar Yen Chung No.15 Solok Baling, Jalan Kapar, Klang 41400, Selangor West Malaysia	5,000	5,000	zero	zero
Peggy Kar Yen Chung No.15 Solok Baling, Jalan Kapar, Klang 41400, Selangor West Malaysia	5,000	5,000	zero	zero
Wei Deng 31-2-10-4 Douli Xicheng Xingzuo, Da Du Koll, Chongqing, China	2,000	2,000	zero	zero
Joseph Wai Hung Chung No.15 Solok Baling, Jalan Kapar, Klang 41400, Selangor West Malaysia	5,000	5,000	zero	zero
David Koan 26 1/F Wing Hing Street,Peng Chau, Hong Kong	5,000	5,000	zero	zero
Jacquline Koan 32 Cross Street, Kojarah, NSW2177, Sydney, Australia	5,000	5,000	zero	zero
Michealla Koan 32 Cross Street, Kojarah, NSW2177, Sydney, Australia	5,000	5,000	zero	zero
Nicky Koan 15/F 151 Wong Nei Chang Road South Pearl Manson, Hong Kong	5,000	5,000	zero	zero
Rebecca Koan Bondetgard 23, 42433 Angered Goteborg, Sweden	5,000	5,000	zero	zero
Man Lok Kon D-4, 6/F, Shun Wah House, Shun Chi Court Clear Water Bay Road, Kowloon, Hong Kong	2,000	2,000	zero	zero
Man Wai Kon Flat B, 16/F Bloack 5, Ocean View, Ma On Shan, NT, Hong Kong	2,000	2,000	zero	zero
Wai Ling Kon D-4, 6/F, Shun Wah House, Shun Chi Court Clear Water Bay Road, Kowloon, Hong Kong	2,000	2,000	zero	zero

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Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Man Kai Kung 10 Sha Tin Pass Road, Wong Tai Sin Kowloon, Hong Kong	2,000	2,000	zero	zero
Man Pui Kung D-4, 6/F, Shun Wah House, Shun Chi Court Clear Water Bay Road, Kowloon, Hong Kong	2,000	2,000	zero	zero
Man Sing Kung D-4, 6/F, Shun Wah House, Shun Chi Court, Clear Water Bay Road, Kowloon, Hong Kong	2,000	2,000	zero	zero
Siu Man Kung Flat A1, 23/F Block A, Rivera Garden, 2O-30 Tai Chng Kiu Road, Shatin, NT Hong Kong	2,000	2,000	zero	zero
Tsz Chun Kung Flat 8, 25/F, Block 1, Wong Tai Sin DMQ 10 Sha Tin Pass Road, Wong Tai Sin Kowloon, Hong Kong	2,000	2,000	zero	zero
Tsz Wai Kung Flat 8, 25/F, Block 1, Wong Tai Sin DMQ 10 Sha Tin Pass Road, Wong Tai Sin Kowloon, Hong Kong	2,000	2,000	zero	zero
Tsz Wang Kung D-4, 6/F, Shun Wah House, Shun Chi Court, Clear Water Bay Road, Kowloon, Hong Kong	2,000	2,000	zero	zero
Kwok Kei Lee Flat B, 16/F, Block 5, Ocean View Ma On Shan, NT Hong Kong	2,000	2,000	zero	zero
Ka Lai Lui Flat A1, 23/F Block A, Rivera Garden 20-30 Tai Chung Kiu Road, Shatin, NT, Hong Kong	2,000	2,000	zero	zero
Ka Yan Lui Flat A1, 23/F Block A, Rivera Garden 20-30 Tai Chung Kiu Road, Shatin, NT, Hong Kong	2,000	2,000	zero	zero
Derek Tak Wing Wong 10-14 Kung Yip Street, Wah Fat Industrial Bldg, G/F Unit 2, Kwai Chung NT, Hong Kong	600,000	600,000	zero	zero
Diane Tak Nga Wong 10-14 Kung Yip Street, Wah Fat Industrial Bldg, G/F, Unit 2, Kwai Chung, NT, Hong Kong	600,000	600,000	zero	zero

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Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Dickson Tak Sang Wong 10-14 Kung Yip Street, Wah Fat Industrial Bldg, G/F, Unit 2, Kwai Chung, NT, Hong Kong	600,000	600,000	zero	zero
Fok Sang Wong Rua Do Campo, 15-17, 5-B, Macau	25,000	25,000	zero	zero
Tan Tat Wong 10-14 Kung Yip Street, Wah Fat Industrial Bldg, G/F Unit 2, Kwai Chung, NT, Hong Kong	87,000	87,000	zero	zero

Total	2,000,000	2,000,000

None of the selling shareholders are broker-dealers or affiliates of broker-dealers.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;

2.	in privately negotiated transactions;

3.	through the writing of options on the common stock;

4.	in short sales, or;

5.	in any combination of these methods of distribution.

Our common stock is quoted on the Financial Industry Regulatory Authority’s OTC Bulletin Board (“OTCBB”) under the symbol “RCHR.” Because we have not had an active trading market of our common stock, however, we have set an offering price for these securities of $0.05 per share.  If our common stock becomes actively traded on the OTCBB, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

13

In these circumstances, the sales price to the public may be:

1.	the market price of our common stock prevailing at the time of sale;

2.	a price related to such prevailing market price of our common stock, or;

3.	such other price as the selling shareholders determine from time to time.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;

2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;

3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Description of Securities

Common Stock

The Company has 75,000,000 common shares authorized, with a par value of $0.001 per share, of which 3,500,000 shares were issued and outstanding as of June 20, 2014.

Voting Rights

Holders of common stock have the right to cast one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors.  There is no right to cumulative voting in the election of directors.  Except where a greater requirement is provided by statute or by the Articles of Incorporation, or by the Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of a majority of the outstanding shares of the our common voting stock shall constitute a quorum for the transaction of business. The vote by the holders of a majority of such outstanding shares is also required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Articles of Incorporation.

Dividends

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain earnings, if any, to support our growth strategy and do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

14

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Transfer Agent

Quicksilver Stock Transfer of Las Vegas, Nevada.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Scott D. Olson ESQ. is our independent legal counsel, has provided an opinion on the validity of our common stock.

LL Bradford and Company, LLC, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  LL Bradford and Company, LLC has presented their report with respect to our audited financial statements.  The report of LL Bradford and Company, LLC is included in reliance upon their authority as experts in accounting and auditing.

Description of Business

General Organization and Business

Rich Star Development Corporation (the “Company”) was incorporated in the State of Nevada on May 29, 2009.

Our business is in the organizational stage, and we have not yet begun to implement our business plan.

Our plan is to become a wholesale distribution company to import and source locally, products in the food and food service business, including food products, paper and janitorial products and restaurant utensils and equipment. Our initial customers will include the restaurant and hospitality industries as well as small retail grocery stores primarily located in the western United States.

Future plans include buying directly from factories and joint venturing and private branding products to achieve best possible cost levels and maximize profitability.

Rich Star Development Corporation relies on the expertise and experience of its management to provide the ability to develop its business including relying on their contacts within the food service industry to locate and engage suppliers, as well as market and sell the products.

15

Competition

We compete against numerous competitors and others in the business, many of which are larger and have greater financial resources and better access to capital markets than us. We compete on the basis of a complete package of products we will offer to our customers, as well as management’s reputation for fair pricing and quality. We also compete with other owners and operators for buyers of the products we manufacture.

There can be no assurance that any competitors will not develop and offer products similar or even superior to, the products which we offer. Such competitiveness is likely to bring both strong price and quality competition to the sale of our products. This will mean, among others things, increased costs in the form of marketing and customer services, along with a reduction in pricing in sales.

We believe that our ability to compete successfully in our market depends on a number of factors, including market presence, the adequacy of our customer support services, our competitors, our referral sources, and industry and general economic trends. There can be no assurance that we will have the financial resources, technical expertise or marketing and support capabilities to compete successfully.

Employees

We currently have one part-time employee, our sole officer and director, Siu Mun Kung .

Subsidiaries

We do not currently have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Legal Proceedings

We are not party to any legal proceedings.

16

Market for Common Equity and Related Stockholder Matters

Market Information

Our Common Stock is listed to trade in the over-the-counter securities market through the Financial Industry Regulatory Authority ("FINRA") Automated Quotation Bulletin Board System, under the symbol “RCHR”. We have been eligible to participate in the OTC Bulletin Board since May 3, 2011.

The following table sets forth the quarterly high and low bid prices for our Common Stock during the last two fiscal years, as reported by a Quarterly Trade and Quote Summary Report of the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

	Bid Prices ($)
2012 Fiscal Year	High	Low
March 31, 2012	$0.00	$0.00
June 30, 2012	$0.00	$0.00
September 30, 2012	$0.00	$0.00
December 31, 2012	$0.00	$0.00

2013 Fiscal Year
March 31, 2013	$0.00	$0.00
June 30, 2013	$0.00	$0.00
September 30, 2013	$0.00	$0.00
December 31, 2013	$0.00	$0.00

On June 20, 2014, the closing price for the common stock on the OTCBB was $0.00 per share.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders of Our Common Stock

We have thirty-six (36) holders of record of our common stock.

17

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least 180 days is entitled to sell his or her shares.  However, Rule 144 is not available to shareholders for at least one year subsequent to an issuer that previously met the definition of Rule 144(i)(1)(i) having publicly filed, on Form 8-K, the information required by Form 10.

As of the date of this prospectus, no selling shareholder has held their shares for more than 180 days and it has not been at least one year since the company filed the Form 10 Information on Form 8-K as contemplated by Rule 144(i)(2) and (3). Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the FINRA over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission to cause us to become a reporting company with the Commission under the 1934 Act. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the FINRA over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  In the near future, in order for us to execute our business plan, we will need to raise additional capital.  We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

INDEX TO FINANCIAL STATEMENTS

Unaudited financial statements for the three months ended March 31, 2014 are as follows:

F- 1	Balance Sheets as of March 31, 2014 and December 31, 2013 (unaudited);
F- 2	Statements of Operations for the three months ended March 31, 2014 and 2013, and period from May 29, 2009 (Inception) to March 31, 2014 (unaudited);
F- 3	Statement of Stockholders’ Deficit as March 31, 2014 (unaudited);
F- 4	Statements of Cash Flows for the three months ended March 31, 2014 and 2013, and period from May 29, 2009 (Inception) to March 31, 2014 (unaudited);
F- 5	Notes to Financial Statements

Audited Financial Statements for the years ended December 31, 2013 and December 31, 2012:

F-7	Report of Independent Registered Public Accounting Firm
F- 8	Balance Sheets as of December 31, 2013 and 2012;
F- 9	Statements of Operations for the years ended December 31, 2013 and 2012 and for the period from May 29, 2009 (date of inception) through December 31, 2013
F- 10	Statement of Stockholders’ Equity (Deficit) as of December 31, 2013;
F- 11	Statements of Cash Flows for the years ended December 31, 2013 and 2012 and for the period from May 29, 2009 (date of inception) through December 31, 2013
F- 12	Notes to Financial Statements

18

RICH STAR DEVELOPMENT CORPORATION

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

UNAUDITED

	March 31, 2014	December 31, 2013
Assets
Current assets
Cash	$—	$—
Total current assets
Total assets	$—	$—
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$865	$550
Notes payable	66,157	57,967
Total current liabilities	67,022	58,517
Stockholders’ deficit
Common stock, $0.001 par value, 75,000,000 shares authorized; 3,500,000 shares issued and outstanding	3,500	3,500
Additional paid in capital	104,316	104,127
Deficit accumulated during the development stage	(174,838)	(166,144)
Total stockholders’ deficit	(67,022)	(58,517)
Total liabilities and stockholders' deficit	$—	$—

See accompanying notes to financial statements.

F-1

RICH STAR DEVELOPMENT CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

UNAUDITED

			From May 29, 2009
	Three Months Ended		(Inception) to
	March 31, 2014	March 31, 2013	March 31, 2014
Operating expenses
General and administrative expenses	$8,505	$10,085	$168,522
Total operating expenses	8,505	10,085	168,522
Loss from operations	(8,505)	(10,085)	(168,522)
Interest expense	(189)	(737)	(6,316)
Net loss	$(8,694)	$(10,822)	$(174,838)
Net loss per common share -
basic and fully diluted	$(0.00)	$(0.00)
Weighted average number of common shares outstanding during the period - basic and fully diluted	3,500,000	3,500,000

See accompanying notes to financial statements.

F-2

RICH STAR DEVELOPMENT CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

UNAUDITED

				Deficit
				Accumulated
				During the
	Common Stock Shares	Additional Amount	Development Paid in Capital	Stockholders’ Stage	Total Equity (Deficit)
Issuance of common stock for services at $0.001 per share	1,500,000	$1,500	$—	$—	$1,500
Issuance of common stock for cash at $0.05 per share	2,000,000	2,000	98,000	—	100,000
Net loss	—	—	—	(51,529)	(51,529)
Balance, December 31, 2009	3,500,000	3,500	98,000	(51,529)	49,971
Net loss	—	—	—	(34,882)	(34,882)
Balance, December 31, 2010	3,500,000	3,500	98,000	(86,411)	15,089
Net loss	—	—	—	(27,090)	(27,090)
Balance, December 31, 2011	3,500,000	3,500	98,000	(113,501)	(12,001)
Imputed interest	—	—	2,296	—	2,296
Net loss	—	—	—	(26,055)	(26,055)
Balance, December 31, 2012	3,500,000	3,500	100,296	(139,556)	(35,760)
Imputed interest	—	—	3,831	—	3,831
Net loss	—	—	—	(26,588)	(26,588)
Balance, December 31, 2013	3,500,000	3,500	104,127	(166,144)	(58,517)
Imputed interest	—	—	189	—	189
Net loss	—	—	—	(8,694)	(8,694)
Balance, March 31, 2014	3,500,000	$3,500	$104,316	$(174,838)	$(67,022)

See accompanying notes to financial statements.

F-3

RICH STAR DEVELOPMENT CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

UNAUDITED

			From May 29, 2009
	Three Months Ended		(Inception) to
	March 31, 2014	March 31, 2013	March 31, 2014
Cash flows from operating activities:
Net loss	$(8,694)	$(10,822)	$(174,838)
Adjustments to reconcile net loss to net cash used in operating activities
Imputed interest	189	737	6,316
Issuance of common stock for non-employee services	—	—	1,500
Changes in operating assets and liabilities:
Accounts payable	315	748	865
Net cash used in operating activities	(8,190)	(9,337)	(166,157)
	—	—	—
Cash flows from financing activities:
Proceeds from notes payable	8,190	9,337	131,157
Repayments on notes payable	—	—	(65,000)
Proceeds from issuance of common stock	—	—	100,000
Net cash provided by financing activities	8,190	9,337	166,157
Net decrease in cash	—	—	—
Cash - beginning of period	—	—	—
Cash - end of period	$—	$—	$—
Supplemental disclosure of cash flow information:
Interest paid	$—	$—	$—
Income tax paid	$—	$—	$—

See accompanying notes to financial statements.

F-4

RICH STAR DEVELOPMENT CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE TWO MONTHS ENDED MARCH 31, 2014

UNAUDITED

1. DESCRIPTION OF BUSINESS

Rich Star Development Corporation (“the Company”) was incorporated in the State of Nevada on May 29, 2009.

The Company is a wholesale distribution company that plans to import and source locally products in the food service business including food, paper products, janitorial products, restaurant utensils and equipment.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Year-End - The Company has selected December 31 as its year end.

Development Stage Company - The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include obtaining debt and/or equity related financing, negotiating distribution agreements and marketing the territory for product distribution outlets.  As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations, stockholders’ deficit and cash flows from inception to the current balance sheet date.

Use of Estimates - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Such estimates and assumptions have an impact on the fair value of share-based payments, estimates and the valuation allowance for deferred tax assets due to continuing and expected future operating losses.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Cash - The Company considers all highly liquid instruments purchased with a maturity of three months or less at date of acquisition to be cash equivalents.  There were no cash equivalents at March 31, 2014 and December 31, 2013, respectively.

The Company maintains cash balances at an institution that is insured by the Federal Deposit Insurance Corporation.  As of December 31, 2013 no amounts were in excess of the federally insured program.

Revenue Recognition - The Company currently has not generated revenues. Any future revenues earned, primarily through the sale of products, will be recognized utilizing the following general revenue recognition criteria: 1) pervasive evidence of an arrangement exists; 2) delivery has occurred; 3) the price to the buyer is fixed or determinable; and 4) collectability is reasonably assured.

Equity-based Compensation Expense - The Company recognizes all forms of equity-based payments, including stock option grants, warrants, and restricted stock grants, at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest.

Equity-based payments, excluding restricted stock, are valued using a Black-Scholes option pricing model. Equity-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the equity-based payment, whichever is more readily determinable. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period.

When computing fair value of equity-based compensation, the Company considers the following variables:

The expected option term is computed using the “simplified” method.

The expected volatility is based on the historical volatility of its common stock using the daily quoted closing trading prices.

The risk-free interest rate assumption is based on the U.S. Treasury yield for a period consistent with the expected term of the option in effect at the time of the grant.

The Company has not paid any dividends on common stock since its inception and does not anticipate paying dividends on our common stock in the foreseeable future.

The forfeiture rate is based on the historical forfeiture rate for its unvested stock options.

F-5

Income Taxes - Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets.  The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry forward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

Earnings (Loss) per Share - Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss), adjusted for changes in income or loss that resulted from the assumed conversion of convertible shares, by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

The computation of basic and diluted loss per share for the periods presented is equivalent since the Company had continuing losses. The Company had no common stock equivalents as of March 31, 2014 and December 31, 2013, respectively.

Financial Instruments - Financial instruments consist of accounts payable and notes payable. Recorded values of accounts payable and accrued liabilities approximate fair values due to the short maturities of such instruments.  Recorded values for notes payable and related liabilities approximate fair values, since their stated or imputed interest rates are commensurate with prevailing market rates for similar obligations.

Recent Accounting Pronouncements – There are no recent accounting pronouncements that are expected to have a material effect on the Company’s financial statements.

3. GOING CONCERN

As reflected in the accompanying financial statements, the Company had a net loss of $8,694, net cash used in operations of $8,190 during the three months ended March 31, 2014 and a working capital deficit and stockholders’ deficit of $67,022 at March 31, 2014.  The Company had no revenues and incurred losses since inception resulting in a deficit accumulated during the development stage of $174,838.

The Company anticipates that it will continue to generate losses from operations in the near future raising substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue its operations is dependent on Management's plans, which include the raising of capital through debt and/or equity markets until such time that funds provided by operations are sufficient to fund working capital requirements.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

4. NOTE PAYABLE

As of March 31, 2014 and December 31, 2013, notes payable consisted of the following:

Principal
Balance, December 31, 2013	$57,967
Advances	8,190
Repayments	—
Balance, March 31, 2014	$66,157

All advances are non-interest bearing, unsecured, and due on demand.  Imputed interest of $189 and $737 was recorded to donate capital at 8% for the three months ended March 31, 2014 and 2013, respectively.

5. STOCKHOLDERS’ EQUITY (DEFICIT)

Stock Issued for Services - In August 2009, the Company issued 1,500,000 shares of common stock to its founders for pre-incorporation services, at $0.001 per share having a fair value of $1,500, based upon the fair value of the services rendered.  The Company expensed this stock issuance as a component of general and administrative expense.

Stock Issued for Cash - In November 2009, under the terms of a private placement, the Company issued 2,000,000 shares of common stock at $0.05 per share for total gross proceeds of $100,000.

F-6

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Rich Star Development Corporation

We have audited the accompanying balance sheets of Rich Star Development Corporation as of December 31, 2013 and 2012, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2013. These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rich Star Development Corporation as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 3 to the financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LL Bradford and Company

Las Vegas, NV

March 31, 2014

F-7

RICH STAR DEVELOPMENT CORPORATION

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	December 31, 2013	December 31, 2012

Assets
Current assets
Cash	$—	$—
Total current assets
Total assets	$—	$—
Liabilities and Stockholders’ Deficit

Current liabilities
Accounts payable	$550	$422
Notes payable	57,967	35,338
Total current liabilities	58,517	35,760
Stockholders’ deficit
Common stock, $0.001 par value, 75,000,000 shares authorized; 3,500,000 shares issued and outstanding, respectively	3,500	3,500
Additional paid in capital	104,127	100,296
Deficit accumulated during the development stage	(166,144)	(139,556)
Total stockholders’ deficit	(58,517)	(35,760)
Total liabilities and stockholders' deficit	$—	$—

See accompanying notes to financial statements.

F-8

RICH STAR DEVELOPMENT CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

UNAUDITED

			From May 29, 2009
	Twelve Months Ended		(Inception) to
	December 31, 2013	December 31, 2012	December 31, 2013

Operating expenses
General and administrative expenses	$22,757	$23,759	$160,017
Total operating expenses	22,757	23,759	160,017
Loss from operations	(22,757)	(23,759)	(160,017)
Interest expense	(3,831)	(2,296)	(6,127)
Net loss	$(26,588)	$(26,055)	$(166,144)

Net loss per common share -
basic and fully diluted	$(0.01)	$(0.01)
Weighted average number of common shares outstanding during the period - basic and fully diluted	3,500,000	3,500,000

See accompanying notes to financial statements.

F-9

RICH STAR DEVELOPMENT CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

UNAUDITED

				Deficit
				Accumulated
	Common Stock Shares	Additional Amount	Development Paid in Capital	During the Stockholders’ Stage	Total Equity (Deficit)
Issuance of common stock for services at $0.001 per share	1,500,000	$1,500	$—	$—	$1,500
Issuance of common stock for cash at $0.05 per share	2,000,000	2,000	98,000	—	100,000
Net loss	—	—	—	(51,529)	(51,529)
Balance, December 31, 2009	3,500,000	3,500	98,000	(51,529)	49,971
Net loss	—	—	—	(34,882)	(34,882)
Balance, December 31, 2010	3,500,000	3,500	98,000	(86,411)	15,089
Net loss	—	—	—	(27,090)	(27,090)
Balance, December 31, 2011	3,500,000	3,500	98,000	(113,501)	(12,001)
Imputed interest	—	—	2,296	—	2,296
Net loss	—	—	—	(26,055)	(26,055)
Balance, December 31, 2012	3,500,000	3,500	100,296	(139,556)	(35,760)
Imputed interest	—	—	3,831	—	3,831
Net loss	—	—	—	(26,588)	(26,588)
Balance, December 31, 2013	3,500,000	$3,500	$104,127	$(166,144)	$(58,517)

See accompanying notes to financial statements.

F-10

RICH STAR DEVELOPMENT CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

UNAUDITED

			From May 29, 2009
	Twelve Months Ended		(Inception) to
	December 31, 2013	December 31, 2012	December 31, 2013
Cash flows from operating activities:
Net loss	$(26,588)	(26,055)	$(166,144)
Adjustments to reconcile net loss to net cash used in operating activities
Imputed interest	3,831	2,296	6,127
Issuance of common stock for non-employee services	—	—	1,500
Changes in operating assets and liabilities:
Accounts payable	128	(10,678)	550
Net cash used in operating activities	(22,629)	(34,437)	(157,967)
Cash flows from financing activities:
Proceeds from notes payable	22,629	34,322	122,967
Repayments on notes payable	—	—	(65,000)
Proceeds from issuance of common stock	—	—	100,000
Net cash provided by financing activities	22,629	34,322	157,967
Net decrease in cash	—	(115)	—
Cash - beginning of period	—	115	—
Cash - end of period	$—	$—	$—
Supplemental disclosure of cash flow information:
Interest paid	$—	$—	$—
Income tax paid	$—	$—	$—

See accompanying notes to financial statements.

F-11

RICH STAR DEVELOPMENT CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2013

1. DESCRIPTION OF BUSINESS

Rich Star Development Corporation (“the Company”) was incorporated in the State of Nevada on May 29, 2009.

The Company is a wholesale distribution company that plans to import and source locally products in the food service business including food, paper products, janitorial products, restaurant utensils and equipment.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting - The accompanying financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Year-End - The Company has selected December 31 as its year end.

Development Stage Company - The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include negotiating distribution agreements and marketing the territory for product distribution outlets. The Company, while seeking to implement its business plan, will look to obtain additional debt and/or equity related funding opportunities. The Company has not generated any revenues since inception.

Use of Estimates - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Such estimates and assumptions have an impact on the fair value of share-based payments, estimates and the valuation allowance for deferred tax assets due to continuing and expected future operating losses.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Cash - The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2013 and 2012, respectively.

The Company maintains cash balances at an institution that is insured by the Federal Deposit Insurance Corporation. As of December 31, 2013 no amounts were in excess of the federally insured program.

Fair Value of Financial Instruments  - The Company adopted the FASB standard related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. The recorded values of long-term debt approximate their fair values, as interest approximates market rates. As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

·	Level 1: Observable inputs such as quoted prices in active markets;

·	Level 2: Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

·	Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company’s financial instruments are accounts payable and notes payable. The recorded values of accounts payable and notes payable approximate their fair values based on their short-term nature.

Share-based Compensation - The Company recognizes share-based compensation, including stock option grants, warrants, restricted stock grants and stock appreciation rights, at their fair value on the grant date. Share based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.  Compensation expense is generally recognized on a straight-line basis over the service period.

F-12

Dividends - The payment of dividends by the Company in the future will be at the discretion of the Board of Directors and will depend on earnings, capital requirements and financial condition, as well as other relevant factors. The Company does not intend to pay any cash dividends in the foreseeable future but intend to retain all earnings, if any, for use in the business.

Earnings (Loss) per Share - Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income (loss), adjusted for changes in income or loss that resulted from the assumed conversion of convertible shares, by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

The computation of basic and diluted loss per share for the periods presented is equivalent since the Company had continuing losses. The Company had no common stock equivalents as of December 31, 2013 or December 31, 2012.

Risks and Uncertainties  - The Company’s operations and future are dependent in a large part on its ability to develop its business model in a competitive market. The Company intends to operate in an industry that is subject to intense competition and change in consumer demand. The Company's operations are subject to significant risk and uncertainties including financial and operational risks and the potential risk of business failure. The Company’s inability to meet its business plan and target customer demand may have a material adverse effect on its financial condition, results of operations and cash flows.

Income Taxes - Income taxes are accounted for under the asset and liability method. Deferred income tax assets and liabilities are established for temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities at tax rates expected to be in effect when such assets or liabilities are realized or settled. Deferred income tax assets are reduced by valuation allowances when necessary.

Assessing whether deferred tax assets are realizable requires significant judgment. The Company considers all available positive and negative evidence, including historical operating performance and expectations of future operating performance. The ultimate realization of deferred tax assets is often dependent upon future taxable income and therefore can be uncertain. To the extent the Company believes it is more likely than not that all or some portion of the asset will not be realized, valuation allowances are established against the Company’s deferred tax assets, which increase income tax expense in the period when such a determination is made.

Income taxes include the largest amount of tax benefit for an uncertain tax position that is more likely than not to be sustained upon audit based on the technical merits of the tax position. Settlements with tax authorities, the expiration of statutes of limitations for particular tax positions, or obtaining new information on particular tax positions may cause a change to the effective tax rate. The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes on the statements of operations.

3. GOING CONCERN

As reflected in the accompanying financial statements, the Company had a net loss of $26,588, net cash used in operations of $22,629 and a working capital deficit and stockholders’ deficit of $58,517 at December 31, 2013. The Company had no revenues and incurred losses since inception resulting in a deficit accumulated during the development stage of $166,144.

The Company anticipates that it will continue to generate losses from operations in the near future raising substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue its operations is dependent on Management's plans, which include the raising of capital through debt and/or equity markets until such time that funds provided by operations are sufficient to fund working capital requirements.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

4. NOTE PAYABLE

During the year ended December 31, 2009, the Company received stockholder advances in the amount of $50,000 for general and administrative purposes. In January 2010, the stockholder advanced an additional $15,000. In January 2010, the $65,000 was repaid.

As of December 31, 2013, the stockholder advanced an additional $57,967 for general working capital purposes. All advances are non-interest bearing, unsecured, and due on demand. See Note 7 for additional advances subsequent to December 31, 2013. Imputed interest of $3,831 was recorded to donated capital at 8% for the year ended December 31, 2013.

F-13

5. INCOME TAX

The Company had net operating loss carry forwards for income tax reporting purposes of $166,144 and $139,556 as of December 31, 2013 and 2012, respectively. These carry forwards may be used to offset against future taxable income and begin to expire in the year 2029. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business. Therefore, the amount available to offset future taxable income may be limited.

No tax benefit has been reported in the financial statements for the realization of loss carry forwards, as the Company believes there is high probability that the carry forwards will not be utilized in the foreseeable future. Accordingly, the potential tax benefits of the loss carry forwards are offset by a valuation allowance of the same amount.

Significant components of the Company’s deferred tax liabilities and assets as of December 31, 2013 and 2012 are as follows:

	December 31, 2013	December 31, 2012
Deferred tax asset:
Net operating loss	$166,144	$139,556
Income tax rate	35%	35%
	58,150	48,845
Less valuation allowance	(58,150)	(48,845)
Deferred tax asset	$—	$—

Through December 31, 2013, a valuation allowance has been recorded to offset the deferred tax assets related to the net operating losses.

6. STOCKHOLDERS’ EQUITY (DEFICIT)

Stock Issued for Services - In August 2009, the Company issued 1,500,000 shares of common stock to its founders for pre-incorporation services, at $0.001 per share having a fair value of $1,500, based upon the fair value of the services rendered. The Company expensed this stock issuance as a component of general and administrative expense.

Stock Issued for Cash  - In November 2009, under the terms of a private placement, the Company issued 2,000,000 shares of common stock at $0.05 per share for total gross proceeds of $100,000.

7. SUBSEQUENT EVENTS

As of March 31, 2014, the stockholder had advanced an additional $8,190 for a total due of $66,156.

F-14

Plan of Operations

Rich Star Development Corporation (the Company), was incorporated in the state of Nevada on May 29, 2009.

Our business is in the organizational stage, and we have not yet begun to implement our business plan.

Our plan is to become a wholesale distribution company to import and source locally, products in the food and food service business, including food products, paper and janitorial products and restaurant utensils and equipment. Our initial customers will include the restaurant and hospitality industries as well as small retail grocery stores.

Future plans include buying directly from factories and joint venturing and private branding products to achieve best possible cost levels and maximize profitability.

Rich Star Development Corporation relies on the expertise and experience of its Management to provide the ability to develop its business.

Results of Operations

Three Months Ended March 31, 2014 and 2013, and for the period from May 29, 2009 (date of inception) through March 31, 2014

Revenues

We did not generate any revenues during the period from May 29, 2009 (inception) to March 31, 2014.  During this development stage, we were primarily focused on corporate organization, the initial public offering and the development of our business plan.

Expenses

Our total expenses for three months ended March 31, 2014 were general and administrative expense of $8,505 and interest expense of $189, compared to general and administrative expense of $10,085 and interest expense of $737 for the three months ended March 31, 2013.  The largest components of general and administrative expense were professional fees in the amounts of $8,505 and $10,085, respectively.

Our total expenses for the period from May 29, 2009 (inception) to March 31, 2014 were general and administrative expense of $168,522 and interest expense of $6,316.

Net Loss

Our net loss for the three months ended March 31, 2014 was $8,694 compared to a net loss of $10,822 for the three months ended March 31, 2013.  Our total deficit accumulated during the development stage covering the period from May 29, 2009 (inception) to March 31, 2014 was $174,838.

Years ended December 31, 2013 and 2012 and for the period from May 29, 2009 (inception) to December 31, 2013:

Revenue

We did not generate any revenue during the period from May 29, 2009 (inception) to December 31, 2013.  During this development stage, we were primarily focused on corporate organization, the initial public offering and the development of our business plan.

Expenses

Our total expenses for the year ended December 31, 2013 were $22,757 for general, administrative and interest expenses, as compared to $23,759 for the year ended December 31, 2012.  The largest components of general and administrative expense were professional fees in the amounts of $15,283 and $18,565, respectively.

Our total expenses for the period from May 29, 2009 (inception) to December 31, 2013 were $166,144 for general, administrative and interest expenses.  The largest components of general and administrative expense during that period were professional fees in the amount of $75,068 and consulting fees in the amount of $65,000.

19

Net Loss

Our net loss for the year ended December 31, 2013 was $26,588 as compared to a net loss of $26,055 for the year ended December 31, 2013.  Our accumulated deficit for the period from May 29, 2009 (inception) to December 31, 2013 was $166,144.

Going Concern

As reflected in the accompanying financial statements, the Company had a net loss and net cash used in operations in the amounts of $174,838 and $166,157, respectively for the period from May 29, 2009 (date of inception) through December 31, 2013. The Company has no revenues and incurred losses since inception resulting in a deficit accumulated during the development stage of $174,838.

The Company anticipates that it will continue to generate significant losses from operations in the near future. The Company believes its current available cash, along with anticipated revenues, may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue its operations is dependent on Management's plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. The Company may need to incur additional liabilities with certain related parties to sustain the Company’s existence.

Liquidity and Capital Resources

As of March 31, 2014 we had current assets of $0 and current liabilities in the amount of $67,022, resulting in a working capital deficit of $67,022.

Operating Activities

During the three months ended March 31, 2014, we used cash in the amount of $8,190 for operating activities. This includes a net loss of $8.694, imputed interest of $189 and an increase in accounts payable of $315. By comparison, during the three months ended March 31, 2013, we used cash in the amount of $9,337 for operating activities. This includes a net loss of $10,822, imputed interest of $737 and a $748 increase in accounts payable.

During the period from May 29, 2009 (inception) to March 31, 2014, we used cash in the amount of $166,157 in operating activities.  This includes a net loss of $174,838, imputed interest of $6,316, stock issued for non-employee services of $1,500 and an increase in accounts payable of $865.

Investing Activities

There were no investing activities for the three months ended March 31, 2014 and 2013 or for the period from May 29, 2009 (inception) to March 31, 2014.

Financing Activities

During the three months ended March 31, 2014, we received proceeds from notes payable in the amount of $8,190 for total cash provided by financing activities of $8,190. By contrast, during the three months ended March 31, 2013, we received proceeds from notes payable in the amount of $9,337 for total cash provided by financing activities of $9,337.

From May 29, 2009 (inception) to March 31, 2014, we received we received proceeds from notes payable in the amount of $131,157, repaid notes payable in the amount of $65,000 and received proceeds from the issuance of common stock in the amount of $100,000 for total cash provided by financing activities of $166,157.

We currently do not have sufficient funds to satisfy the minimum cash requirements to implement our business plan over the next twelve months.  Due to our brief history and historical net losses, our operations have not been a source of liquidity.  Therefore, our ability to continue as a going concern is dependent on our ability to raise additional capital.

We presently do not have any available credit, financing or other external sources of liquidity.  In order to obtain capital, we may need to sell additional shares of common stock or borrow funds from private lenders.  However, the low trading price of our common stock and a downturn in the U.S. stock and debt markets is likely to make it more difficult to obtain financing through the issuance of equity or debt securities.  As a result, there can be no assurance that we will be successful in obtaining additional funding.

Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing.  Further, if we issue additional equity or debt securities, stockholders may experience dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of common stock.

20

Critical Accounting Policies

Development Stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include negotiating distribution agreements and marketing the territory for distribution outlets for the product. The Company, while seeking to implement its business plan, will look to obtain additional debt and/or equity related funding opportunities. The Company has not generated any revenues since inception.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Such estimates and assumptions impact, among others, the valuation allowance for deferred tax assets, due to continuing and expected future losses, and share-based payments.

Risks and Uncertainties

The Company intends to operate in an industry that is subject to intense competition and change in consumer demand. The Company's operations will be subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure.

Share Based Payments

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights, are measured at their fair value on the awards’ grant date, and based on the estimated number of awards that are ultimately expected to vest. Share-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments are recorded as a component of general and administrative expense.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board ("FASB") issued updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the Company with the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Company with the interim and annual reporting period beginning January 1, 2011. The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company's financial statements.

In August 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-05, Measuring Liabilities at Fair Value, or ASU 2010-05, which amends ASC 820 to provide clarification of a circumstance in which a quoted price in an active market for an identical liability is not available.  A reporting entity is required to measure fair value using one or more of the following methods: 1) a valuation technique that uses a) the quoted price of the identical liability when traded as an asset or b) quoted prices for similar liabilities (or similar liabilities when traded as assets ) and/or 2) a valuation technique that is consistent with the principles of ASC 820. ASU 2010-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to adjust to include inputs relating to the existence of transfer restrictions on that liability.  The adoption did not have a material impact on our financial statements.

Off Balance Sheet Arrangements

As of March 31, 2014, there were no off balance sheet arrangements.

21

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

No disagreements with auditors.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of June 20, 2014 are as follows:

Name	Age	Position(s) and Office(s) Held
Siu Mun Kung	54	President, Chief Executive and Financial Officer, Secretary and Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Ms. Siu Mun Kung , age 54, is the Company’s President, CEO, CFO, Secretary and sole Director.   She was appointed as secretary and as a director effective as of August 28, 2013, and was appointed as CEO and CFO effective as of September 5, 2013.  Ms. Kung was the Shipping Officer of New Era Knitting Corp., Hong Kong, from March 1987 to May, 2004, and has been the Shipping Officer of Hung Fat Decorations, Ltd., Hong Kong, from June2004 to the present.  Ms. Kung graduated from high school in Hong Kong, in 1978.

Directors

Our bylaws authorize no less than one (1) director.  We currently have one Director.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws.

Our executive officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officers and directors.

Executive Compensation

The Company has not adopted any compensation plans for its officers, directors or employees.

22

Summary Compensation Table

The following table sets forth the compensation paid to our officers and directors for the years ended December 31, 2013 and 2012:

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Siu Mun Kung(1)	2013	—	—	—	—	—	—	—	—
Man Yee Kung(2)	2013 2012	— —	— —	— —	— —	— —	— —	— —	— —
Ying Yiu Chan(3)	2013 2012	— —	— —	— —	— —	— —	— —	— —	— —

(1)	President, Chief Executive and Financial Officer, and Director
(2)	Formerly President, CEO, Financial Officer and Director
(3)	Formerly Secretary and Director

Narrative Disclosure to the Summary Compensation Table

Our named executive officers do not currently receive any compensation from the Company for their services as officers of the Company.

23

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Siu Mun Kung	—	—	—	—	—	—	—	—	—

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Siu Mun Kung	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their services as members of the Board of Directors of the Company.

24

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of June 20, 2014, the beneficial ownership of the Company's Common Stock by each person known by the Company to beneficially own more than 5% of the Company's Common Stock and by the officers and directors of the Company as a group. Except as otherwise indicated, all shares are owned directly.

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
	Siu Mun Kung Flat A1, 23/F, Block 1, Rivera Garden 20-30 Tai Chung Kin Road Shatin, NT, Hong Kong	2,000	0.057%
Common	All Officers and Directors as a Group (1 person)	2,000	0.057%
Other 5% Holders
Common	Man Yee Kung 10300 Charleston Blvd, Las Vegas, NV 89135	1,000,000	28.6%
Common	Derek Tak Wing Wong 10-14 Kung Yip Street, Wah Fat Industrial Bldg, G/F Unit 2, Kwai Chung NT, Hong Kong	600,000	17.1%
Common	Diane Tak Nga Wong 10-14 Kung Yip Street, Wah Fat Industrial Bldg, G/F, Unit 2, Kwai Chung, NT, Hong Kong	600,000	17.1%
Common	Dickson Tak Sang Wong 10-14 Kung Yip Street, Wah Fat Industrial Bldg, G/F, Unit 2, Kwai Chung, NT, Hong Kong	600,000	17.1%
Common	Ying Yiu Chan 10300 Charleston Blvd, Las Vegas, NV 89135	500,000	14.3%

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

25

Certain Relationships and Related Transactions

None.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$7.13
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$0
Transfer Agent Fees	$1,300.00
Accounting fees and expenses	$10,300.00
Legal fees and expenses	$25,000.00
Total	$36,607.13

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Item 15. Recent Sales of Unregistered Securities

In October 2009, the Company issued 1,500,000 shares of common stock to its founders including two Officers and Directors, for pre-incorporation services rendered, having a fair value of $1,500 ($0.001/per share). In 2009, the Company issued 2,000,000 shares of common stock for $100,000 ($0.05/share).

Item 16. Exhibits

Exhibit Number	Description
3.1*	Articles of Incorporation
3.2*	By-Laws
4.1*	Specimen Certificate
5.1*	Opinion of Scott D. Olson ESQ. with consent to use
23.1	Consent of LL Bradford and Company, LLC

 * filed previously

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 24(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(b) If the Company is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on June 20, 2014.

Rich Star Development Corporation

By:	/s/ Siu Mun Kung
Siu Mun Kung
President and Director
(Principal Executive and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Siu Mun Kung		June 20, 2014
Siu Mun Kung	Director, Principal Executive, Financial and Accounting Officer

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